Actavis Net Revenue Increases 34% to $2.67 Billion in Second Quarter 2014; Non-GAAP EPS Increases 70% to $3.42

-   Second Quarter 2014 GAAP Earnings Per Diluted Share of $0.28 -

-  82% Increase in Second Quarter 2014 Adjusted EBITDA to $862 million -

DUBLIN, Aug. 5, 2014 /PRNewswire/ -- Actavis plc (NYSE: ACT) today reported net revenue increased 34 percent to $2.67 billion for the second quarter ended June 30, 2014, compared to $1.99 billion in the second quarter 2013. On a non-GAAP basis, diluted earnings per share for the second quarter 2014 increased to $3.42, compared to $2.01 per diluted share in the second quarter 2013. GAAP earnings per diluted share for the second quarter 2014 were $0.28, compared to a GAAP loss per share of $4.27 in the prior year period.

Logo - http://photos.prnewswire.com/prnh/20130124/NY47381LOGO

For the second quarter 2014, adjusted EBITDA increased 82 percent to $862.0 million, compared to $474.5 million for the second quarter 2013. Cash flow from operations for the second quarter of 2014 was $469.5 million.

Refer to the attached reconciliation tables for adjustments to GAAP earnings.

Actavis presents its operating results in two revenue-producing segments: Actavis Pharma and Anda Distribution. The Actavis Pharma segment includes all branded, branded generic, generic and over-the-counter pharmaceutical products. The Anda Distribution segment includes revenue from the distribution of third-party products primarily to independent pharmacies, pharmacy chains and pharmacy buying groups.

"Our exceptional performance during the second quarter resulted from double digit revenue growth in both our North American brand and generics businesses and Anda Distribution," said Paul Bisaro, who became Executive Chairman of Actavis on July 1, 2014 following the close of the acquisition of Forest Laboratories and the second quarter.

"Overall revenue growth of 31 percent in our commercial pharmaceutical business was supported by our North American Brands business, which benefitted from the expanded portfolio resulting from the acquisition of Warner Chilcott in October 2013, as well as continued strong sales of core products in the U.S. We also saw strong growth within our generics business, powered by our strong base business along with continued strong sales of the generic versions of Lidoderm® and Cymbalta®. Revenue in our international operations reflected the divestiture of our generics commercial operations in seven markets in Western Europe to Aurobindo Pharma Limited in April 2014."

"Complementing Actavis' strong second quarter performance, legacy Forest delivered 41 percent growth to over $1.1 billion in net revenue for its final quarter as a standalone company," said Brent Saunders, former CEO and President of Forest, who was named CEO and President of Actavis following the close of the Forest acquisition. "We have been moving aggressively to build on the capabilities of the combined business post close, and to implement our integration initiatives as we build a new breed of specialty pharmaceutical company. With considerable work already completed, we have initiated activities across our commercial, operations and other global functions to ensure we effectively operate as a unified global company going forward. Also, we were pleased to close the acquisition of Furiex Pharmaceuticals on July 2, one of many milestones that will further bolster the long-term growth opportunities ahead for the new Actavis."

Second Quarter 2014 Business Segment Results

Actavis Pharma Segment Information

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited; $ in millions)	2014	2013	2014	2013

Product sales	$ 2,199.0	$ 1,652.4	$ 4,405.7	$ 3,292.7
Other revenue	41.2	61.6	99.4	85.8
Net revenues	2,240.2	1,714.0	4,505.1	3,378.5
Operating expenses:
Cost of sales(1)	922.0	811.5	1,883.8	1,703.6
Selling and marketing	264.3	212.9	520.4	420.2
General and administrative	261.3	218.0	529.3	396.3
Segment contribution	$ 792.6	$ 471.6	$ 1,571.6	$ 858.4
Segment margin	35.4%	27.5%	34.9%	25.4%

Adjusted gross profit (2)	$ 1,431.7	$ 925.0	$ 2,837.9	$ 1,808.0
Adjusted gross margin as a percentage of adjusted net revenues (2)	64.8%	53.9%	65.1%	53.3%

Adjusted SG&A percentage of adjusted net revenues (3)	20.7%	22.0%	20.9%	21.8%

(1)Cost of sales excludes amortization and impairment of acquired intangibles.
(2)Refer to Table 7 included in this release for the reconciliation of net revenues and cost of sales to adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues.
(3)Refer to Table 8 included in this release for the reconciliation of net revenues and SG&A to adjusted SG&A as a percentage of adjusted net revenues.

Actavis Pharma net revenue increased 31 percent to $2.24 billion for the second quarter 2014, due to the acquisition of Warner Chilcott, new product launches, and higher international net revenue. Additional product revenue detail is presented in table 2 at the end of this press release.

North American Brands revenue increased to $587.2 million for the second quarter 2014, driven by the acquisition of Warner Chilcott along with increased sales of key promoted legacy products. North American Brands revenue consists of branded pharmaceutical sales in the United States and Canada.

Within North American Brands, Women's Health revenue increased to $230.8 million, driven by the addition of products from the Warner Chilcott acquisition and increased sales of legacy brands within the portfolio.

Urology & Gastroenterology (GI) revenue increased to $214.5 million in the second quarter of 2014, driven by the addition of the Warner Chilcott portfolio along with increased sales of Rapaflo®.

Dermatology and Established Brands revenue increased to $141.9 million in the second quarter, driven by the addition of products from the Warner Chilcott acquisition.

North American Generics revenue increased 9 percent to $1.03 billion for the second quarter 2014, driven by recent product launches including generic versions of Cymbalta® and Lidoderm® partially offset by generic competition on extended release products including our authorized generic version of Concerta®. North American Generics revenue primarily consists of non-branded pharmaceutical revenue in the United States and Canada.

International revenue was $621.6 million for the second quarter 2014. GAAP results continue to include ongoing supply revenue from our divested European assets. International revenue consists of all brand, branded generic, generic and over-the-counter pharmaceutical revenue derived outside the United States and Canada.

Adjusted gross margin as a percentage of adjusted net revenues within Actavis Pharma increased to 64.8 percent in the second quarter of 2014 from 53.9 percent in the second quarter of 2013, primarily as a result of the acquisition of Warner Chilcott in the fourth quarter of 2013. Adjusted gross margin excludes results from our divested Western European operations.

Selling, General & Administrative (SG&A) expenses within Actavis Pharma increased to $525.6 million in the second quarter of 2014 compared to $430.9 million in the second quarter of 2013, driven primarily by the acquisition of Warner Chilcott in the fourth quarter of 2013. On a non-GAAP basis, adjusted SG&A as a percent of adjusted net revenue was 20.7 percent. Non-GAAP results exclude the impact from our divested Western European operations, among other items.

Anda Distribution Segment Information

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited; $ in millions)	2014	2013	2014	2013

Net revenues	$ 427.0	$ 275.8	$ 817.2	$ 506.8
Operating expenses:
Cost of sales	374.5	238.8	705.7	433.3
Selling and marketing	27.2	22.7	54.2	42.6
General and administrative	8.8	7.8	16.6	15.3
Segment contribution	$ 16.5	$ 6.5	$ 40.7	$ 15.6
Segment margin	3.9%	2.4%	5.0%	3.1%

Gross profit	$ 52.5	$ 37.0	$ 111.5	$ 73.5
Gross margin	12.3%	13.4%	13.6%	14.5%
SG&A as a percentage of net revenues	8.4%	11.1%	8.7%	11.4%

Anda Distribution segment net revenues for the second quarter 2014 increased 55 percent to $427.0 million, compared to $275.8 million in the second quarter 2013, as a result of volume increases and new third-party launches. Anda Distribution segment revenues consist only of sales of third-party products and excludes sales of Actavis' brand and generic products.

Anda Distribution segment gross margin was 12.3 percent in the second quarter of 2014 compared to 13.4 percent in the prior year period. The decrease in Anda Distribution segment gross margin was primarily due to product and customer mix in the second quarter of 2014 compared to the second quarter of 2013.

SG&A expenses within Anda Distribution increased to $36.0 million in the second quarter of 2014 compared to $30.5 million in the second quarter of 2013.

Other Operating Expenses

In the second quarter of 2014, consolidated SG&A expenses were $561.6 million, an increase of 22 percent from the second quarter of 2013 primarily as a result of the Warner Chilcott acquisition.

Research & Development expense increased to $158.0 million in the second quarter of 2014 compared to $136.3 million in the second quarter of 2013, driven by the acquisition of Warner Chilcott along with acceleration of certain R&D projects partially offset by income related to acquisition accounting.

Amortization expense for the second quarter 2014 was $422.9 million, compared to $149.6 million in the second quarter of 2013 primarily due to amortization expense associated with the Warner Chilcott transaction.

Second Half and Full Year 2014 Financial Outlook

Actavis' estimates include the Forest Laboratories business. Estimates are based on actual results for the first six months of 2014 and management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events.

Actavis estimates the following for the second half of 2014:

  Total net revenue is expected to be approximately $7 billion.
  Non-GAAP R&D investment is expected to be approximately $700 million.
  Non-GAAP SG&A expense is expected be approximately $1.7 billion
  Non-GAAP tax rate is anticipated to be approximately 16%.
  Fully diluted shares outstanding are expected to be approximately 270 million.
  Adjusted EBITDA is expected to be between $2.509 billion and $2.584 billion.
  Non-GAAP earnings for remainder of 2014 are expected to be between $6.25 and $6.50 per diluted share.

For full year 2014, Actavis expects earnings per share of between $13.02 and $13.32 based upon a weighted average fully diluted share count of approximately 222 million shares.

Initial Full Year 2015 Financial Outlook

Actavis' full year 2015 estimates are based on management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events.

  Net revenue is estimated to be approximately $15 billion.
  Non-GAAP R&D investment for is expected to be approximately $1.2 billion.
  Actavis' non-GAAP tax rate is expected to be 16%.
  Adjusted EBITDA is expected to be between $5.958 billion and $6.364 billion.
  Fully diluted shares outstanding for are expected to be approximately 270 million.
  Non-GAAP earnings per diluted share is expected to be between $15.60 and $16.80.

Webcast and Conference Call Details

Actavis plc will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss second quarter 2014 results and recent corporate developments. The dial-in number to access the call is US/Canada (877) 251-7980, International (706) 643-1573. The Conference ID is 65351447. To access the live webcast, go to Actavis' Investor Relations Web site at http://ir.actavis.com.

A replay of the conference call will also be available beginning approximately two hours after the call's conclusion and will remain available through 12:00 midnight Eastern Time on August 19, 2014. The replay may be accessed by dialing (855) 859-2056 and entering Conference ID# 65351447. From international locations, the replay may be accessed by dialing (404) 537-3406 and entering the same Conference ID#. To access the webcast replay, go to Actavis' Investor Relations Web site at http://ir.actavis.com.

About Actavis

Actavis plc (NYSE:ACT), headquartered in Dublin, Ireland, is a unique specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Actavis markets a broad portfolio of branded and generic pharmaceuticals and develops innovative medicines for patients suffering from diseases principally in the central nervous system, gastroenterology, women's health, urology, cardiovascular, respiratory and anti-infective therapeutic categories. The Company is an industry leader in product research and development, with one of the broadest brand development pipelines in the pharmaceutical industry, and a leading position in the submission of generic product applications. Actavis has commercial operations in more than 60 countries and operates more than 30 manufacturing and distribution facilities around the world.

For more information, visit Actavis' website at www.actavis.com.

Actavis Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Actavis' estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis' current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Forest or Furiex acquisitions, including future financial and operating results, and Actavis' plans, objectives, expectations and intentions. It is important to note that Actavis' goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis' current expectations depending upon a number of factors affecting Actavis' business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; the ability to successfully integrate strategic transactions, including the Forest and Furiex acquisitions, and the ability to recognize the anticipated synergies and benefits of such acquisitions; the failure of any proposed transactions to close for any other reason; the anticipated size of the markets and continued demand for Actavis' products, and the ability to successfully manage transitions to new products and markets; the impact of competitive products and pricing; access to available financing on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis' products, including products acquired as part of the Forest or Furiex acquisitions; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis' facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Actavis' consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis' periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc's Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and Current Report on Form 8-K filed on May 20, 2014 and from time to time in Actavis' other investor communications, in Forest Laboratories, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2014 and in Furiex Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013 and such companies' other filings with the Securities and Exchange Commission. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

The following table presents Actavis plc's results of operations for the three and six months ended June 30, 2014 and 2013:

				Table 1
ACTAVIS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2014	2013	2014	2013

Net revenues	$ 2,667.2	$ 1,989.8	$ 5,322.3	$ 3,885.3

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	1,296.5	1,050.3	2,589.5	2,136.9
Research and development	158.0	136.3	329.5	268.4
Selling, general and administrative	561.6	461.4	1,120.5	874.4
Goodwill impairment	-	647.5	-	647.5
Amortization	422.9	149.6	847.1	308.0
Asset sales, impairments and contingent consideration adjustment, net	22.1	7.8	21.7	155.8
Total operating expenses	2,461.1	2,452.9	4,908.3	4,391.0
Operating income / (loss)	206.1	(463.1)	414.0	(505.7)

Non-operating income (expense):
Interest income	1.2	1.2	2.2	2.0
Interest expense	(79.1)	(55.1)	(151.9)	(109.2)
Other income (expense), net	(35.8)	3.8	(30.8)	24.4
Total other income (expense), net	(113.7)	(50.1)	(180.5)	(82.8)
Income / (loss) before income taxes and noncontrolling interest	92.4	(513.2)	233.5	(588.5)
Provision for income taxes	43.6	51.4	88.0	79.6
Net income / (loss)	48.8	(564.6)	145.5	(668.1)
(Income) / loss attributable to noncontrolling interest	(0.1)	(0.2)	(0.3)	0.5
Net income / (loss) attributable to ordinary shareholders	$ 48.7	$ (564.8)	$ 145.2	$ (667.6)

Earnings / (loss) per share attributable to ordinary shareholders:
Basic	$ 0.28	$ (4.27)	$ 0.83	$ (5.09)
Diluted	$ 0.28	$ (4.27)	$ 0.83	$ (5.09)

Weighted average shares outstanding:
Basic	174.2	132.2	174.0	131.2
Diluted	175.0	132.2	175.0	131.2

The following table details product revenue for significant products within the Actavis Pharma segment for the three and six months ending June 30, 2014.

				Table 2
ACTAVIS PLC
ACTAVIS PHARMA SEGMENT REVENUE
(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

North American Brands:
Women's Health
Lo Loestrin® Fe	$ 68.0	$ -	$ 130.4	$ -
Minastrin® 24 Fe	56.5	-	104.4	-
Estrace® Cream	57.9	-	111.2	-
Other Women's Health	48.4	21.3	97.4	41.3
Total Women's Health	230.8	21.3	443.4	41.3
Urology / Gastroenterology
Rapaflo®	25.3	21.2	56.5	43.8
Delzicol® / Asacol® HD	136.4	-	277.2	-
Other Urology / Gastroenterology	52.8	34.6	106.0	68.7
Total Urology / Gastroenterology	214.5	55.8	439.7	112.5
Dermatology / Established Brands
Doryx®	17.5	-	29.4	-
Actonel®	54.2	-	115.3	-
Other Dermatology / Established Brands	70.2	67.7	153.4	120.6
Total Dermatology / Established Brands	141.9	67.7	298.1	120.6

Total North American Brands	587.2	144.8	1,181.2	274.4

North American Generics	1,031.4	949.8	2,055.6	1,906.5
International	621.6	619.4	1,268.3	1,197.6

Net Revenues	$ 2,240.2	$ 1,714.0	$ 4,505.1	$ 3,378.5

The following table presents Actavis plc's Condensed Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013.

		Table 3
ACTAVIS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	June 30,	December 31,
	2014	2013

Assets
Cash and cash equivalents	$ 4,293.6	$ 329.0
Marketable securities	2.5	2.5
Accounts receivable, net	1,567.7	1,404.9
Inventories, net	1,633.3	1,786.3
Other current assets	738.2	641.0
Assets held for sale	37.6	271.0
Property, plant and equipment, net	1,532.9	1,616.8
Investments and other assets	274.2	242.3
Product rights and other intangibles, net	7,528.0	8,234.5
Goodwill	8,181.4	8,197.6
Total assets	$ 25,789.4	$ 22,725.9

Liabilities & Equity
Current liabilities	$ 4,183.4	$ 3,048.3
Liabilities held for sale	-	246.6
Long-term debt and capital leases	10,742.6	8,517.4
Deferred income taxes and other liabilities	1,178.7	1,376.5
Total equity	9,684.7	9,537.1
Total liabilities and equity	$ 25,789.4	$ 22,725.9

The following table presents Actavis plc's Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2014 and 2013.

				Table 4
ACTAVIS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash Flows From Operating Activities:
Net income / (loss)	$ 48.8	$ (564.6)	$ 145.5	$ (668.1)
Reconciliation to net cash provided by operating activities:
Depreciation	49.5	50.2	105.1	97.6
Amortization	422.9	149.6	847.1	308.0
Provision for inventory reserve	37.2	26.0	75.3	29.5
Share-based compensation	14.5	13.8	31.2	26.3
Deferred income tax benefit	(1.6)	(19.5)	(151.5)	(137.5)
(Earnings) on equity method investments	(0.7)	(0.8)	(1.8)	(1.7)
Goodwill impairment	-	647.5	-	647.5
Loss / (gain) on sale of securities and asset sales and impairments, net	48.0	7.8	43.7	5.5
Amortization of inventory step up	85.4	-	210.0	93.5
Amortization of deferred financing costs	15.3	1.9	26.4	3.8
Increase/(decrease) in allowance for doubtful accounts	3.3	(4.8)	3.0	(1.0)
Accretion of contingent payment consideration	4.5	1.0	8.5	1.4
Contingent consideration fair value adjustment	(25.4)	-	(36.4)	150.3
Excess tax benefit from stock-based compensation	14.1	(2.3)	(22.7)	(14.2)
Other, net	(5.6)	0.5	(11.2)	1.2
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(49.3)	(112.8)	(162.9)	(46.1)
Decrease / (increase) in inventories	(45.5)	(92.4)	(154.4)	(215.0)
Decrease / (increase) in prepaid expenses and other current assets	8.7	(28.9)	30.5	21.2
Increase / (decrease) in accounts payable and accrued expenses	75.6	104.8	53.0	(18.5)
Increase / (decrease) in deferred revenue	(3.4)	(6.3)	(8.6)	22.8
Increase / (decrease) in income and other taxes payable	(214.5)	(104.1)	(101.4)	(19.8)
Increase / (decrease) in other assets and liabilities	(12.3)	5.8	(19.3)	4.3
Total adjustments	420.7	637.0	763.6	959.1
Net cash provided by operating activities	469.5	72.4	909.1	291.0
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(38.3)	(44.6)	(80.8)	(73.8)
Additions to product rights and other intangibles	-	(0.2)	-	(2.4)
Proceeds from the sale of assets	3.0	11.9	18.0	11.9
Proceeds from sales of property, plant and equipment	0.8	4.8	4.2	5.9
Acquisitions of business, net of cash acquired	(119.2)	(53.3)	(119.2)	(194.6)
Net cash (used in) investing activities	(153.7)	(81.4)	(177.8)	(253.0)
Cash Flows From Financing Activities:
Proceeds from borrowings on the credit facility	80.0	50.0	80.0	125.0
Proceeds from borrowings of long-term indebtedness	3,676.2	-	3,676.2	-
Debt issuance costs and other financing costs	(31.6)	-	(51.9)	-
Payments on debt, including capital lease obligations	(141.7)	(119.6)	(467.8)	(216.7)
Proceeds from stock plans	1.7	2.3	8.1	5.5
Payments of contingent consideration	-	2.2	(7.8)	(2.2)
Repurchase of ordinary shares	(2.4)	(0.6)	(59.4)	(22.5)
Acquisition of noncontrolling interest	-	(1.2)	-	(10.4)
Excess tax benefit from stock-based compensation	(14.1)	2.3	22.7	14.2
Net cash provided by / (used in) financing activities	3,568.1	(64.6)	3,200.1	(107.1)
Effect of currency exchange rate changes on cash and cash equivalents	(1.9)	(27.9)	(3.8)	(23.0)
Movement in cash held for sale	73.9	-	37.0	-
Net increase / (decrease) in cash and cash equivalents	3,955.9	(101.5)	3,964.6	(92.1)
Cash and cash equivalents at beginning of period	337.7	328.4	329.0	319.0
Cash and cash equivalents at end of period	$ 4,293.6	$ 226.9	$ 4,293.6	$ 226.9

The following table presents a reconciliation of reported net income / (loss) and diluted earnings per share to non-GAAP net income and diluted earnings per share for the three and six months ended June 30, 2014 and 2013:

					Table 5
ACTAVIS PLC
ADJUSTED EPS RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2014	2013	2014	2013

GAAP to non-GAAP net income calculation

	Reported GAAP net income / (loss) attributable to ordinary shareholders	$ 48.7	$ (564.8)	$ 145.2	$ (667.6)
	Adjusted for:
	Amortization	422.9	149.6	847.1	308.0
	Global supply chain initiative(1)	14.9	23.6	30.3	32.0
	Acquisition and licensing charges (2)	165.6	26.9	310.0	297.2
	Accretion on contingent liabilities	4.4	1.0	8.4	1.4
	Impairment/asset sales and related costs	19.7	655.3	22.6	653.0
	Non-recurring losses / (gains)	-	0.2	(1.4)	(9.8)
	Legal settlements	1.5	25.5	1.5	30.8
	Income taxes on items above	(79.5)	(47.7)	(154.6)	(108.8)
	Non-GAAP net income attributable to ordinary shareholders	$ 598.2	$ 269.6	$ 1,209.1	$ 536.2

Diluted earnings per share

	Diluted earnings / (loss) per share - GAAP	$ 0.28	$ (4.27)	$ 0.83	$ (5.09)

	Diluted earnings per share - Non-GAAP	$ 3.42	$ 2.01	$ 6.91	$ 4.03

	Basic weighted average ordinary shares outstanding	174.2	132.2	174.0	131.2
	Effect of dilutive securities:
	Dilutive share-based compensation arrangements	0.8	1.9	1.0	2.0
	Diluted weighted average ordinary shares outstanding	175.0	134.1	175.0	133.2

(1)	Includes accelerated depreciation charges.

(2)	Includes stock-based compensation due to the Warner Chilcott and Forest acquisitions.

The following table presents a reconciliation of reported net income / (loss) for the three and six months ended June 30, 2014 and 2013 to adjusted EBITDA:

				Table 6
ACTAVIS PLC
ADJUSTED EBITDA RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP net income / (loss) attributable to ordinary shareholders	$ 48.7	$ (564.8)	$ 145.2	$ (667.6)
Plus:
Interest expense	79.1	55.1	151.9	109.2
Interest income	(1.2)	(1.2)	(2.2)	(2.0)
Provision for income taxes	43.6	51.4	88.0	79.6
Depreciation (includes accelerated depreciation)	49.5	50.2	105.1	97.6
Amortization	422.9	149.6	847.1	308.0
EBITDA	642.6	(259.7)	1,335.1	(75.2)
Adjusted for:
Global supply chain initiative	10.4	13.1	16.5	14.4
Acquisition and licensing and other charges	168.9	25.3	308.3	297.2
Impairment/asset sales and related costs	19.7	655.3	22.6	653.0
Non-recurring losses / (gains)	-	0.2	(1.4)	(9.8)
Legal settlements	1.5	25.5	1.5	30.8
Accretion on contingent liabilities	4.4	1.0	8.4	1.4
Share-based compensation	14.5	13.8	31.2	26.3
Adjusted EBITDA	$ 862.0	$ 474.5	$ 1,722.2	$ 938.1

The following table presents a reconciliation of reported net revenues and cost of sales by segment for the three and six months ended June 30, 2014 and 2013 to adjusted net revenues, adjusted cost of sales, adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues:

					Table 7
ACTAVIS PLC
ADJUSTED GROSS MARGIN AS A PERCENTAGE OF ADJUSTED NET REVENUES

	Three Months Ended			Three Months Ended
	June 30, 2014			June 30, 2013
(Unaudited; $ in millions)	Actavis Pharma	Anda Distribution	Total	Actavis Pharma	Anda Distribution	Total

Net Revenues:
Net revenues	$ 2,240.2	$ 427.0	$ 2,667.2	$ 1,714.0	$ 275.8	$ 1,989.8
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	5.5	-	5.5	0.8	-	0.8
Operating results of assets held for sale / sold	(37.4)	-	(37.4)	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	-
Adjusted net revenues	$ 2,208.3	$ 427.0	$ 2,635.3	$ 1,714.8	$ 275.8	$ 1,990.6

Cost of Sales (1):
Cost of Sales	$ 922.0	$ 374.5	$ 1,296.5	$ 811.5	$ 238.8	$ 1,050.3
Adjustments to cost of sales ((remove from) / add to)
Integration and restructuring	(3.8)	-	(3.8)	(0.3)	-	(0.3)
Contingent consideration fair value and accretion adjustment	(6.9)	-	(6.9)	(0.3)	-	(0.3)
Operating results of assets held for sale / sold	(38.3)	-	(38.3)	-	-	-
Operational Excellence Initiative	(11.0)	-	(11.0)	(21.1)	-	(21.1)
Purchase accounting adjustments	(85.4)	-	(85.4)	-	-	-
Adjusted cost of sales	$ 776.6	$ 374.5	$ 1,151.1	$ 789.8	$ 238.8	$ 1,028.6

Adjusted gross profit	1,431.7	52.5	1,484.2	925.0	37.0	962.0
Adjusted gross margin as a percentage of adjusted net revenues	64.8%	12.3%	56.3%	53.9%	13.4%	48.3%

(1) Cost of sales excludes amortization and impairment of acquired intangibles.

	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
(Unaudited; $ in millions)	Actavis Pharma	Anda Distribution	Total	Actavis Pharma	Anda Distribution	Total

Net Revenues:
Net revenues	$ 4,505.1	$ 817.2	$ 5,322.3	$ 3,378.5	$ 506.8	$ 3,885.3
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	5.5	-	5.5	5.6	-	5.6
Operating results of assets held for sale / sold	(149.5)	-	(149.5)	-	-	-
Manufacturing and supply contract termination payment	-	-	-	5.0	-	5.0
Adjusted net revenues	$ 4,361.1	$ 817.2	$ 5,178.3	$ 3,389.1	$ 506.8	$ 3,895.9

Cost of Sales (1):
Cost of Sales	$ 1,883.8	$ 705.7	$ 2,589.5	$ 1,703.6	$ 433.3	$ 2,136.9
Adjustments to cost of sales ((remove from) / add to)
Integration and restructuring	(4.4)	-	(4.4)	(1.3)	-	(1.3)
Contingent consideration fair value and accretion adjustment	(7.2)	-	(7.2)	(0.3)	-	(0.3)
Operating results of assets held for sale / sold	(116.6)	-	(116.6)	-	-	-
Operational Excellence Initiative	(22.4)	-	(22.4)	(27.4)	-	(27.4)
Purchase accounting adjustments	(210.0)	-	(210.0)	(93.5)	-	(93.5)
Adjusted cost of sales	$ 1,523.2	$ 705.7	$ 2,228.9	$ 1,581.1	$ 433.3	$ 2,014.4

Adjusted gross profit	2,837.9	111.5	2,949.4	1,808.0	73.5	1,881.5
Adjusted gross margin as a percentage of adjusted net revenues	65.1%	13.6%	57.0%	53.3%	14.5%	48.3%

(1) Cost of sales excludes amortization and impairment of acquired intangibles.

The following table presents a reconciliation of reported net revenues and SG&A expenses by segment for the three and six months ended June 30, 2014 and 2013 to adjusted net revenues, adjusted SG&A expenses, adjusted SG&A as a percentage of adjusted net revenues:

					Table 8
ACTAVIS PLC
ADJUSTED SG&A AS A PERCENTAGE OF ADJUSTED NET REVENUES

	Three Months Ended			Three Months Ended
	June 30, 2014			June 30, 2013
(Unaudited; $ in millions)	Actavis Pharma	Anda Distribution	Total	Actavis Pharma	Anda Distribution	Total

Net Revenues:
Net revenues	$ 2,240.2	$ 427.0	$ 2,667.2	$ 1,714.0	$ 275.8	$ 1,989.8
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	5.5	-	5.5	0.8	-	0.8
Operating results of assets held for sale / sold	(37.4)	-	(37.4)	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	-
Adjusted net revenues	$ 2,208.3	$ 427.0	$ 2,635.3	$ 1,714.8	$ 275.8	$ 1,990.6

SG&A:
SG&A	$ 525.6	$ 36.0	$ 561.6	$ 430.9	$ 30.5	$ 461.4
Adjustments to SG&A ((remove from) / add to)
Legal matters	(1.5)	-	(1.5)	(25.5)	-	(25.5)
Acquisition, integration & restructuring expenses	(30.2)	-	(30.2)	(29.6)	-	(29.6)
Pending acquisition related costs	(22.7)	-	(22.7)	-	-	-
Adjustment to fair values of assets and liabilities established through acquisition method accounting	-	-	-	3.7	-	3.7
Other	-	-	-	-	-	-
Global supply chain initiative accelerated depreciation and severance costs	(3.3)	-	(3.3)	(1.5)	-	(1.5)
Contract termination payments	(10.0)	-	(10.0)	-	-	-
Operating results for assets held for sale / sold	-	-	-	-	-	-
Costs associated with holding assets out for sale	(0.5)	-	(0.5)	-	-	-
Adjusted SG&A	$ 457.4	$ 36.0	$ 493.4	$ 378.0	$ 30.5	$ 408.5

Adjusted SG&A as a percentage of adjusted net revenues	20.7%	8.4%	18.7%	22.0%	11.1%	20.5%

	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
(Unaudited; $ in millions)	Actavis Pharma	Anda Distribution	Total	Actavis Pharma	Anda Distribution	Total

Net Revenues:
Net revenues	$ 4,505.1	$ 817.2	$ 5,322.3	$ 3,378.5	$ 506.8	$ 3,885.3
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	5.5	-	5.5	5.6	-	5.6
Operating results of assets held for sale / sold	(149.5)	-	(149.5)	-	-	-
Manufacturing and supply contract termination payment	-	-	-	5.0	-	5.0
Adjusted net revenues	$ 4,361.1	$ 817.2	$ 5,178.3	$ 3,389.1	$ 506.8	$ 3,895.9

SG&A:
SG&A	$ 1,049.7	$ 70.8	$ 1,120.5	$ 816.5	$ 57.9	$ 874.4
Adjustments to SG&A ((remove from) / add to)
Legal matters	(1.5)	-	(1.5)	(30.8)	-	(30.8)
Acquisition, integration & restructuring expenses	(46.7)	-	(46.7)	(46.4)	-	(46.4)
Acquisition related expenses	(36.9)	-	(36.9)	-	-	-
Adjustment to fair values of assets and liabilities established through acquisition method accounting	-	-	-	3.7	-	3.7
Other	1.4	-	1.4	-	-	-
Global supply chain initiative accelerated depreciation and severance costs	(6.4)	-	(6.4)	(2.6)	-	(2.6)
Contract termination payments	(10.0)	-	(10.0)	-	-	-
Operating results for assets held for sale / sold	(33.5)	-	(33.5)	-	-	-
Costs associated with holding assets out for sale	(5.7)	-	(5.7)	-	-	-
Adjusted SG&A	$ 910.4	$ 70.8	$ 981.2	$ 740.4	$ 57.9	$ 798.3

Adjusted SG&A as a percentage of adjusted net revenues	20.9%	8.7%	18.9%	21.8%	11.4%	20.5%

The following table presents a reconciliation of reported R&D expense for the three and six months ended June 30, 2014 and 2013 to adjusted R&D expense:

				Table 9
ACTAVIS PLC
ADJUSTED R&D EXPENSE

	Three Months Ended June 30, 2014
(Unaudited; $ in millions)	Generic Development	Brand Development	Biosimilar Development	Total
Research and Development expense	$ 124.3	$ 9.4	$ 24.3	$ 158.0
Adjustments to research and development ((remove from) / add to)
Contingent consideration fair value adjustments	-	7.0	-	7.0
Write-off of contingent consideration	-	24.7	-	24.7
Integration and restructuring expenses	-	-	-	-
Accretion expense	-	(3.5)	-	(3.5)
Operating results for assets held for sale	-	-	-	-
Accelerated depreciation and product transfer costs	(0.6)	-	-	(0.6)
Actavis restructuring relating to the Forest Acquisition	(0.8)	-	-	(0.8)
Acquisition related settlements	-	-	-	-
Adjusted research and development expense	$ 122.9	$ 37.6	$ 24.3	$ 184.8

	Six Months Ended June 30, 2014
(Unaudited; $ in millions)	Generic Development	Brand Development	Biosimilar Development	Total
Research and Development expense	$ 238.2	$ 42.6	$ 48.7	$ 329.5
Adjustments to research and development ((remove from) / add to)
Contingent consideration fair value adjustments	-	18.0	-	18.0
Write-off of contingent consideration	-	24.7	-	24.7
Integration and restructuring expenses	(0.3)	-	-	(0.3)
Accretion expense	-	(7.2)	-	(7.2)
Operating results for assets held for sale	(2.7)	-	-	(2.7)
Accelerated depreciation and product transfer costs	(1.5)	-	-	(1.5)
Actavis restructuring relating to the Forest Acquisition	(0.8)	-	-	(0.8)
Acquisition related settlements	-	(0.3)	-	(0.3)
Adjusted research and development expense	$ 232.9	$ 77.8	$ 48.7	$ 359.4

The following table presents a reconciliation of expected adjusted earnings per share with expected GAAP earnings per share for the six months ending December 31, 2014:

		Table 10
ACTAVIS PLC
SECOND HALF 2014 ADJUSTED EARNINGS PER SHARE RECONCILATION

	Six Months Ending December 31, 2014
(Unaudited; $ in millions)	Low	High

GAAP to non-GAAP net income calculation

Reported GAAP net (loss) attributable to ordinary shareholders	$ (711.8)	$ (644.6)
Adjusted for:
Amortization	1,522.2	1,522.2
Global supply chain initiative(1)	10.8	10.8
Acquisition and licensing charges (2)	1,287.3	1,287.3
Accretion on contingent liabilities	9.3	9.3
Impairment/asset sales and related costs	-	-
Non-recurring losses (gains)	(31.2)	(31.2)
Legal settlements	-	-
Income taxes on items above	(407.2)	(407.2)
Non-GAAP net income attributable to ordinary shareholders	$ 1,679.4	$ 1,746.6

Diluted earnings per share

Diluted earnings (loss) per share - GAAP	$ (2.68)	$ (2.43)

Diluted earnings per share - Non-GAAP	$ 6.25	$ 6.50

Basic weighted average ordinary shares outstanding	265.2	265.2
Effect of dilutive securities:
Dilutive share-based compensation arrangements	3.5	3.5
Diluted weighted average ordinary shares outstanding	268.7	268.7

(1) Includes accelerated depreciation charges.

(2) Includes fair value step-up of stock-based compensation.

The following table presents a reconciliation of expected adjusted earnings per share with expected GAAP earnings per share for the twelve months ending December 31, 2014:

		Table 11
ACTAVIS PLC
FULL YEAR 2014 ADJUSTED EARNINGS PER SHARE RECONCILATION

	Twelve Months Ending December 31, 2014
(Unaudited; $ in millions)	Low	High

GAAP to non-GAAP net income calculation

Reported GAAP net (loss) attributable to ordinary shareholders	$ (566.6)	$ (500.0)
Adjusted for:
Amortization	2,369.3	2,369.3
Global supply chain initiative(1)	41.1	41.1
Acquisition and licensing charges (2)	1,597.3	1,597.3
Accretion on contingent liabilities	17.7	17.7
Impairment/asset sales and related costs	22.6	22.6
Non-recurring losses (gains)	(32.6)	(32.6)
Legal settlements	1.5	1.5
Income taxes on items above	(561.8)	(561.8)
Non-GAAP net income attributable to ordinary shareholders	$ 2,888.5	$ 2,955.0

Diluted earnings per share

Diluted earnings (loss) per share - GAAP	$ (2.58)	$ (2.28)

Diluted earnings per share - Non-GAAP	$ 13.02	$ 13.32

Basic weighted average ordinary shares outstanding	219.6	219.6
Effect of dilutive securities:
Dilutive share-based compensation arrangements	2.3	2.3
Diluted weighted average ordinary shares outstanding	221.9	221.9

(1) Includes accelerated depreciation charges.

(2) Includes fair value step-up of stock-based compensation.

The following table presents a reconciliation of expected adjusted earnings per share with expected GAAP earnings per share for the twelve months ending December 31, 2015:

		Table 12
ACTAVIS PLC
FULL YEAR 2015 ADJUSTED EARNINGS PER SHARE RECONCILATION

	Twelve Months Ending December 31, 2015
(Unaudited; $ in millions)	Low	High

GAAP to non-GAAP net income calculation

Reported GAAP net income attributable to ordinary shareholders	$ 1,746.9	$ 2,071.3
Adjusted for:
Amortization	2,686.0	2,686.0
Global supply chain initiative(1)	12.0	12.0
Acquisition and licensing charges (2)	102.9	102.9
Accretion on contingent liabilities	20.1	20.1
Impairment/asset sales and related costs	-	-
Non-recurring losses (gains)	-	-
Legal settlements	-	-
Income taxes on items above	(351.3)	(351.3)
Non-GAAP net income attributable to ordinary shareholders	$ 4,216.7	$ 4,541.0

Diluted earnings per share

Diluted earnings (loss) per share - GAAP	$ 6.46	$ 7.66

Diluted earnings per share - Non-GAAP	$ 15.60	$ 16.80

Basic weighted average ordinary shares outstanding	266.0	266.0
Effect of dilutive securities:
Dilutive share-based compensation arrangements	4.3	4.3
Diluted weighted average ordinary shares outstanding	270.3	270.3

(1) Includes accelerated depreciation charges.

(2) Includes fair value step-up of stock-based compensation.

The following table presents a reconciliation of expected GAAP net loss for the six months ending December 31, 2014 to adjusted EBITDA:

		Table 13
ACTAVIS PLC
SECOND HALF 2014 ADJUSTED EBITDA RECONCILATION

	Six Months Ending December 31, 2014
(Unaudited; $ in millions)	Low	High

GAAP net (loss) attributable to ordinary shareholders	$ (711.8)	$ (644.6)
Plus:
Interest expense	276.1	276.1
Interest income	(2.8)	(2.8)
Provision for income taxes	(85.3)	(77.3)
Depreciation (includes accelerated depreciation)	177.5	177.5
Amortization	1,522.2	1,522.2
EBITDA	1,175.9	1,251.1
Adjusted for:
Global supply chain initiative	10.8	10.8
Acquisition and licensing and other charges	929.2	929.2
Impairment/asset sales and related costs	-	-
Non-recurring losses (gains)	(31.2)	(31.2)
Legal settlements	-	-
Accretion on contingent liabilities	9.3	9.3
Share-based compensation	414.8	414.8
Adjusted EBITDA	$ 2,508.8	$ 2,584.0

The following table presents a reconciliation of expected GAAP net loss for the twelve months ending December 31, 2014 to adjusted EBITDA:

		Table 14
ACTAVIS PLC
FULL YEAR 2014 ADJUSTED EBITDA RECONCILATION

	Twelve Months Ending December 31, 2014
(Unaudited; $ in millions)	Low	High

GAAP net (loss) attributable to ordinary shareholders	$ (566.6)	$ (500.0)
Plus:
Interest expense	428.0	428.0
Interest income	(5.0)	(5.0)
Provision for income taxes	6.1	5.4
Depreciation (includes accelerated depreciation)	282.6	282.6
Amortization	2,369.3	2,369.3
EBITDA	2,514.5	2,580.3
Adjusted for:
Global supply chain initiative	27.3	27.3
Acquisition and licensing and other charges	1,237.5	1,237.5
Impairment/asset sales and related costs	22.6	22.6
Non-recurring losses (gains)	(32.6)	(32.6)
Legal settlements	1.5	1.5
Accretion on contingent liabilities	17.7	17.7
Share-based compensation	446.0	446.0
Adjusted EBITDA	$ 4,234.4	$ 4,300.2

The following table presents a reconciliation of expected GAAP net income for the twelve months ending December 31, 2015 to adjusted EBITDA:

		Table 15
ACTAVIS PLC
FULL YEAR 2015 ADJUSTED EBITDA RECONCILATION

	Twelve Months Ending December 31, 2015
(Unaudited; $ in millions)	Low	High

GAAP net income attributable to ordinary shareholders	$ 1,746.9	$ 2,071.3
Plus:
Interest expense	491.9	491.9
Interest income	(12.7)	(12.7)
Provision for income taxes	441.1	523.0
Depreciation (includes accelerated depreciation)	354.2	354.2
Amortization	2,686.0	2,686.0
EBITDA	5,707.4	6,113.7
Adjusted for:
Global supply chain initiative	12.0	12.0
Acquisition and licensing and other charges	8.4	8.4
Impairment/asset sales and related costs	-	-
Non-recurring losses (gains)	-	-
Legal settlements	-	-
Accretion on contingent liabilities	20.1	20.1
Share-based compensation	210.0	210.0
Adjusted EBITDA	$ 5,957.9	$ 6,364.1

The following table presents a reconciliation of expected GAAP Research & Development expense to adjusted Research & Development expense for the six months ended June 30 and ending December 31, 2014 as well as the twelve months ending December 31, 2014 and December 31, 2015:

				Table 16
ACTAVIS PLC
ADJUSTED R&D EXPENSE RECONCILATION

(Unaudited; $ in millions)	Six Months Ended June 30, 2014	Six Months Ending D ecember 31, 2014	Twelve Months Ending D ecember 31, 2014	Twelve Months Ending December 31, 2015
Research and Development expense	$ 329.5	$ 710.2	$ 1,039.7	$ 1,225.6
Adjustments to research and development ((remove from) / add to)
Contingent consideration fair value adjustments	18.0	-	18.0	-
Write-off of contingent consideration	24.7	-	24.7	-
Integration and restructuring expenses	(0.3)	(2.3)	(2.6)	(8.6)
Accretion expense	(7.2)	(7.4)	(14.6)	(16.4)
Operating results for assets held for sale	(2.7)	-	(2.7)	-
Accelerated depreciation and product transfer costs	(1.5)	(0.5)	(2.0)	(0.6)
Actavis restructuring relating to the Forest Acquisition	(0.8)	-	(0.8)	-
Acquisition related settlements	(0.3)	-	(0.3)	-
Adjusted research and development expense	$ 359.4	$ 700.0	$ 1,059.4	$ 1,200.0

The following table presents a reconciliation of expected GAAP SG&A expense to adjusted SG&A expense for the six months ended June 30 and ending December 31, 2014 as well as the twelve months ending December 31, 2014:

			Table 17
ACTAVIS PLC
ADJUSTED SG&A EXPENSE RECONCILATION

(Unaudited; $ in millions)	Six Months Ended June 30, 2014	Six Months Ending December 31, 2014	Twelve Months Ending December 31, 2014
SG&A expense	$ 1,120.5	$ 2,285.8	$ 3,406.3
Adjustments to SG&A ((remove from) / add to)
Legal matters	(1.5)	-	(1.5)
Acquisition, integration & restructuring expenses	(46.7)	(505.8)	(552.5)
Acquisition related expenses	(36.9)	(77.7)	(114.6)
Other	1.4	-	1.4
Global supply chain initiative accelerated depreciation and severance costs	(6.4)	(2.3)	(8.7)
Contract termination payments	(10.0)	-	(10.0)
Operating results for assets held for sale / sold	(33.5)	-	(33.5)
Costs associated with holding assets out for sale	(5.7)	-	(5.7)
Adjusted SG&A expense	$ 981.2	$ 1,700.0	$ 2,681.2

Non-GAAP adjustments

A complete reconciliation from GAAP financials to non-GAAP financials for the second quarter and first six months of 2014 will be available on the Actavis Investor Relations website (ir.actavis.com) under the "Financial Information" and "Quarterly Results" subheadings.

CONTACTS:
Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141